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                                                                   Exhibit 23.1

The Board of Directors
Evans & Sutherland Computer Corporation

We consent to the use of our report dated February 13, 1996, on the consolidated financial statements of Evans & Sutherland Computer Corporation and subsidiaries included in the Company's annual report on Form 10-K for the year ended December 29, 1995, and to the reference to our Firm under the heading "Experts" in the prospectus.

                                 /s/ KPMG Peat Marwick LLP

                                 KPMG Peat Marwick LLP


Salt Lake City, Utah
July 31, 1996